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Exhibit 3.1

ARTICLES OF INCORPORATION

OF

GANDER MOUNTAIN COMPANY

        THE UNDERSIGNED INCORPORATOR, being a natural person 18 years of age or older, in order to form a corporate entity under Minnesota Statutes, Chapter 302A, hereby adopts the following Articles of Incorporation:

        ARTICLE I:    The name of the Corporation is Gander Mountain Company.

        ARTICLE II:    The registered office of the Corporation is located at 4567 American Boulevard West, Bloomington, Minnesota 55437.

        ARTICLE III:    The authorized capital stock of the Corporation shall be as follows:

        A.    AUTHORIZED CAPITAL STOCK.

        1.1    General.

        The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,684,725, consisting solely of:

          50,000 shares of Class A Nonvoting Convertible Preferred Stock, $.01 par value per share (the "Class A Nonvoting Convertible Preferred Stock");

          34,725 shares of Class B Voting Convertible Preferred Stock, $.01 par value per share (the "Class B Voting Convertible Preferred Stock");

          117,607 shares of Class C Nonvoting Convertible Preferred Stock, $.01 par value per share (the "Class C Nonvoting Convertible Preferred Stock");

          1,000,000 shares of Class A Voting Common Stock, $.01 par value per share (the "Class A Voting Common Stock");

          100,000 shares of Class B Nonvoting Common Stock, $.01 par value per share (the "Class B Nonvoting Common Stock"); and

          382,393 preferred shares, par value $.01 per share, undesignated as to series or class (the "Undesignated Preferred Stock").

        The shares of Class A Nonvoting Convertible Preferred Stock, Class B Voting Convertible Preferred Stock and Class C Nonvoting Convertible Preferred Stock are referred to herein collectively as "Preferred Stock"; except as otherwise provided in Section D.1.3.11 below of this Article III, the Class A Voting Common Stock and Class B Nonvoting Common Stock are referred to herein collectively as the "Common Stock"; and the Preferred Stock, the Undesignated Preferred Stock and the Common Stock are referred to herein collectively as the "capital stock."

        1.2    Authority Relative to Undesignated Preferred Stock.    Authority is hereby expressly vested in the Board of Directors of the Corporation, subject to the provisions of this Article III and to limitations prescribed by law, to authorize the issuance from time to time of one or more series of Undesignated Preferred Stock and, with respect to each such series, to determine or fix, by resolution or resolutions adopted by the Board of Directors providing for the issue of such series, the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, including, without limitation, the determination or fixing of the rates of and terms and conditions upon which any dividends shall be payable on such series, any terms under or conditions on which the shares of such series may be redeemed, any provisions made for the conversion or exchange of the shares of such series for shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation's capital stock, and any rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

        The following is a statement of the designations, powers, preferences, privileges and rights, and the qualifications, limitations and restrictions thereof, in respect of each class of capital stock of the Corporation, except the Undesignated Preferred Stock.

        B.    VOTING PRIVILEGES.

        1.1    General.

          1.1.1    Class B Voting Convertible Preferred Stock and Class A Voting Common Stock.    Each holder of Class B Voting Convertible Preferred Stock and each holder of Class A Voting Common Stock shall have one vote on all matters submitted to the shareholders for each share of Class B Voting Convertible Preferred Stock or Class A Voting Common Stock, as the case may be, standing in the name of such holder on the books of the Corporation. Except as otherwise provided herein, and except as otherwise required by law, the holders of shares of Class B Voting Convertible Preferred Stock and Class A Voting Common Stock shall vote as a single class on all matters submitted to the shareholders.

          1.1.2    Class A Nonvoting Convertible Preferred Stock, Class C Nonvoting Convertible Preferred Stock and Class B Nonvoting Common Stock.    Except as otherwise provided herein, and except as otherwise required by law, the holders of Class A Nonvoting Convertible Preferred Stock, the holders of Class C Nonvoting Convertible Preferred Stock and the holders of Class B Nonvoting Common

  Stock, as the case may be, shall have, with respect to such shares, no right or power to vote on any question or in any proceeding, or to be represented at, or to receive notice of, any meeting of shareholders. When so entitled to vote, each holder of shares of Class A Nonvoting Convertible Preferred Stock or Class B Nonvoting Common Stock, as the case may be, shall have one vote on all matters submitted to such shareholders for each share of such capital stock standing in the name of such holder on the books of the Corporation, and each holder of Class C Nonvoting Convertible Preferred Stock shall have one vote (on an as-if converted to Class A Common Stock basis) on all matters submitted to such shareholder for each share of such capital stock standing in the name of such holder on the books of the Corporation.

        1.2    Additional Class Votes by Class A Nonvoting Convertible Preferred Stock and Class B Voting Convertible Preferred Stock.    Without the affirmative vote or written consent of the holders (acting together as a class) of a majority of the shares of Class A Nonvoting Convertible Preferred Stock and Class B Voting Convertible Preferred Stock at the time outstanding, the Corporation shall not:

          (a)   authorize or issue any additional shares of Class A Nonvoting Convertible Preferred Stock or Class B Voting Convertible Preferred Stock, or any shares of stock having priority over the shares of Class A Nonvoting Convertible Preferred Stock or Class B Voting Convertible Preferred Stock or ranking on a parity therewith as to the payment or distribution of assets upon the liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation; or

          (b)   amend the Articles of Incorporation of the Corporation so as to alter any existing provision relating to the Class A Nonvoting Convertible Preferred Stock or Class B Voting Convertible Preferred Stock or the holders thereof or waive any of the rights granted to the holders of the Class A Nonvoting Convertible Preferred Stock or Class B Voting Convertible Preferred Stock by the Articles of Incorporation of the Corporation; or

          (c)   sell, lease, license or otherwise dispose of all or substantially all of the assets of the Corporation or of any subsidiary of the Corporation, or any asset or assets that have a material effect upon the business or financial condition of the Corporation or any subsidiary of the Corporation, nor shall the Corporation or any subsidiary of the Corporation consolidate with or merge into any other corporation or entity, or permit any other corporation or entity to consolidate or merge into the Corporation or any subsidiary of the Corporation, or enter into a plan of exchange with any other corporation or entity, or otherwise acquire any other corporation or entity.

        1.3    Additional Vote by Class C Nonvoting Convertible Preferred Stock.    Without the affirmative vote or written consent of the holders of a majority of the shares of Class C Nonvoting Convertible Preferred Stock at the time outstanding, the Corporation shall not:

          (a)   authorize or issue any additional shares of Preferred Stock of the Corporation, or any shares of stock having priority over the shares of Class C Nonvoting Convertible Preferred Stock or ranking on a parity therewith as to the payment or distribution of assets upon the liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation; or

          (b)   amend the Articles of Incorporation of the Corporation so as to alter any existing provision relating to shares of Class C Nonvoting Convertible Preferred Stock or the holders thereof or waive any of the rights granted to the holders of the Class C Nonvoting Convertible Preferred Stock by the Articles of Incorporation of the Corporation; or

          (c)   sell, lease, license or otherwise dispose of all or substantially all of the assets of the Corporation or of any subsidiary of the Corporation, or any asset or assets that have a material effect upon the business or financial condition of the Corporation or any subsidiary of the Corporation, nor shall the Corporation or any subsidiary of the Corporation consolidate with or merge into any other corporation or entity, or permit any other corporation or entity to consolidate or merge into the Corporation or any subsidiary of the Corporation, or enter into a plan of exchange with any other corporation or entity, or otherwise acquire any other corporation or entity.

        C.    OTHER TERMS OF THE COMMON STOCK.

        1.1    Ratable Treatment.    Except as specifically otherwise provided with respect to voting rights in Section B above of this Article III, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges. The Corporation shall not subdivide or combine any shares of Common Stock, or pay any dividend or retire any share or make any other distribution on any share of Common Stock, or accord any other payment, benefit or preference to any share of Common Stock, except by extending such subdivision, combination, distribution, payment, benefit or preference equally to all shares of Common Stock. If dividends are declared that are payable in shares of Common Stock, such dividends shall be payable in shares of Class A Voting Common Stock to holders of Class A Voting Common Stock and in shares of Class B Nonvoting Common Stock to holders of Class B Nonvoting Common Stock.

        1.2    Dividends.    Subject to the rights of holders of Preferred Stock, the holders of Common Stock shall be entitled to dividends when, as and if declared by the Board of Directors of the Corporation in respect of Common Stock, and, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, to ratably share in the assets of the Corporation available for distribution to the holders of Common Stock.

Dividends on shares of Common Stock shall be payable only out of funds legally available therefor.

        1.3    Conversion of Class B Nonvoting Common Stock into Class A Voting Common Stock.    If and when any mandatory conversion of Class A Nonvoting Convertible Preferred Stock and Class B Voting Convertible Preferred Stock into Class A Voting Common Stock shall occur pursuant to Section D.1.4.1 below of this Article III in connection with the closing of a Qualified Public Offering (as defined therein), then each share of Class B Nonvoting Common Stock shall automatically be converted into one share of Class A Voting Common Stock, without any act by the Corporation or the holders of Class B Nonvoting Common Stock, concurrently with such mandatory conversion of Preferred Stock into Class A Voting Common Stock. Upon such conversion, each holder of a share of Class B Nonvoting Common stock shall immediately surrender the certificate formerly representing such share in exchange for appropriate stock certificates representing a share or shares of Class A Voting Common Stock of the Corporation. Until the surrender of a certificate representing shares of Class B Nonvoting Common Stock so converted, such certificates shall represent, from and after the conversion of such shares of Class B Nonvoting Common Stock, the shares of Class A Voting Common Stock of the Corporation into which they were converted.

        1.4    Reservation of Shares.    So long as any shares of Class B Nonvoting Common Stock remain outstanding, the Corporation shall reserve at all times, free from preemptive rights, out of its authorized but unissued shares of Class A Voting Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Nonvoting Common Stock as contemplated hereby, sufficient shares of Class A Voting Common Stock to provide for the conversion of all outstanding shares of Class B Nonvoting Common Stock.

        1.5    Valid Issuance.    All shares of Class A Voting Common Stock that may be issued upon conversion of shares of Class B Nonvoting Common Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action that will cause a contrary result (including, without limitation, any action that would cause the par value of the Class B Nonvoting Common Stock to be less than the par value, if any, of Class A Voting Common Stock).

        D.    OTHER TERMS OF THE PREFERRED STOCK.

        1.1    Dividends.

          1.1.1    Dividend Rate on Class A Nonvoting Convertible Preferred Stock.    From and after December 28, 2000, the Class A Nonvoting Convertible Preferred Stock shall be entitled to receive cumulative cash dividends at an annual rate of $100 per share (10% per annum of $1,000 per share of Class A Nonvoting Convertible Preferred Stock), payable annually on the last day of December in each year, commencing December 31, 2000 with respect to the twelve months (or portion thereof) then ending. Such dividend shall be determined on the basis of the actual number of days in the relevant calendar year (365 or 366 days, as the case may be) in the period for which such dividend is being determined, and shall be cumulative and compounded annually to the extent not paid pursuant hereto. Such dividend shall be subject to appropriate adjustment to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes to the Class A Nonvoting Convertible Preferred Stock hereafter effected.

          1.1.2    Dividend Rate on Class B Voting Convertible Preferred Stock.    From and after January 1, 1997, the Class B Voting Convertible Preferred Stock shall be entitled to receive cumulative cash dividends at an annual rate of $80 per share (10% per annum of $800 per share of Class B Voting Convertible Preferred Stock), payable annually on the last day of December in each year, commencing December 31, 1997 with respect to the twelve months then ending. Such dividend shall be determined on the basis of the actual number of days in the relevant calendar year (365 or 366 days, as the case may be) in the period for which such dividend is being determined, and shall be cumulative and compounded annually to the extent not paid pursuant hereto. Such dividend shall be subject to appropriate adjustment to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes to the Class B Voting Convertible Preferred Stock hereafter effected.

          1.1.3    Dividend Rate on Class C Nonvoting Convertible Preferred Stock.    From and after February 1, 2003, the shares of Class C Nonvoting Convertible Preferred Stock shall be entitled to receive cumulative cash dividends at an annual rate of $46.43 per share (10% per annum of $464.33 per share of Class C Nonvoting Convertible Preferred Stock), payable annually on the last day of December in each year, commencing December 31, 2003, with respect to the twelve months (or portion thereof) then ending. Such dividend shall be determined on the basis of the actual number of days in the relevant calendar year (365 or 366 days, as the case may be) in the period for which such dividend is being determined, and shall be cumulative and compounded annually to the extent not paid pursuant hereto. Such dividend shall be subject to appropriate adjustment to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes to the Class C Nonvoting Convertible Preferred Stock hereafter effected.

          1.1.4    Class C Nonvoting Convertible Preferred Stock Dividend Accrual; Payments in Respect of Junior Stock.     Dividends on the shares of Class C Nonvoting Convertible Preferred Stock shall accrue from day to day whether or not earned or declared, and whether or not such shares are issued or outstanding during the period from February 1, 2003 to the effectiveness of these Articles of Incorporation. Such dividends shall be payable before any dividends on any shares of Junior Stock (as defined below) shall be declared or paid or set apart for payment, and shall be cumulative (whether or not in any annual dividend period there shall be funds of the Corporation legally available for the payment of such dividends), so that if at any time dividends on the outstanding shares of Class C Nonvoting Convertible Preferred Stock at such rate have not been paid thereon, or funds set apart for the payment thereof, with respect to all preceding annual dividend periods, the amount of such deficiency shall be fully paid, or set apart for payment, before any distribution by way of dividend, redemption, repurchase or otherwise (other than stock dividends payable solely in Common Stock) shall be declared or paid upon, or set apart for, the shares of Junior Stock. For purposes of these Articles of Incorporation, "Junior Stock" shall mean shares of the Corporation's (i) Class A Nonvoting Convertible Preferred Stock, (ii) Class B Voting Convertible Preferred Stock, (iii) Class A Voting Common Stock, (iv) Class B Nonvoting Common Stock, and (v) any other class or series of shares of the Corporation ranking junior to the Class C Nonvoting Convertible Preferred Stock with respect to dividends or payment upon any dissolution, liquidation or winding up of the Corporation.

          1.1.5    Class A Nonvoting Convertible Preferred Stock and Class B Voting Convertible Preferred Stock Dividend Accrual; Payments in Respect of Common Stock.    Dividends on the shares of Class A Nonvoting Convertible Preferred Stock and the Class B Voting Convertible Preferred Stock shall accrue from day to day whether or not earned or declared, and whether or not such shares are issued or outstanding (x) in the case of the Class A Nonvoting Convertible Preferred Stock, with respect to the time period from December 28, 2000 to the date of the effectiveness of these Articles of Incorporation, and (y) in the case of the Class B Voting Convertible Preferred Stock, with respect to the time period from January 1, 1997 to the date of the effectiveness of these Articles of Incorporation. Subject to dividend preference of the Class C Nonvoting Convertible Preferred Stock set forth above in Section D.1.1.4 of this Article III, such dividends shall be payable before any dividends on any shares of Common Stock shall be declared or paid or set apart for payment, and shall be cumulative (whether or not in any annual dividend period there shall be funds of the Corporation legally available for the payment of such dividends), so that if at any time dividends on the outstanding Class A Nonvoting Convertible Preferred Stock or Class B Voting Convertible Preferred Stock at such rate have not been paid thereon, or funds set apart for the payment thereof, with respect to all preceding annual dividend periods, the amount of such deficiency shall be fully paid, or set apart for payment, before any distribution by way of dividend, redemption, repurchase or otherwise (other than stock dividends payable solely in Common Stock) shall be declared or paid upon, or set apart for, the shares of Common Stock or any other class of shares of the Corporation ranking junior to the Class A Nonvoting Convertible Preferred Stock or Class B Voting Convertible Preferred Stock with respect to the payment of dividends or upon an involuntary or voluntary liquidation, dissolution or winding up of the Corporation.

          1.1.6    Proportionate Dividends on Class A Nonvoting Convertible Preferred Stock and Class B Voting Convertible Preferred Stock.    No dividends shall be paid upon, or declared or set apart for, any share of Class A Nonvoting Convertible Preferred Stock or Class B Voting Convertible Preferred Stock for any annual dividend period unless at the same time a like proportionate dividend for the same annual dividend period shall be paid upon, or declared and set apart for, all shares of Class A

  Nonvoting Convertible Preferred Stock and Class B Voting Convertible Preferred Stock then issued and outstanding.

          1.1.7    Legally Available Funds.    Dividends on shares of Preferred Stock shall be payable only out of funds legally available therefor.

        1.2    Liquidation Preference for Preferred Stock.

          1.2.1    Liquidation Preference for Class C Nonvoting Convertible Preferred Stock.    In the event of an involuntary or voluntary liquidation, dissolution or winding up of the Corporation at any time, the holders of the shares of Class C Nonvoting Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation an amount equal to $464.33 per share (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes to the Class C Nonvoting Convertible Preferred Stock hereafter effected), plus an amount equal to dividends unpaid and accumulated or accrued thereon, if any. In the event of an involuntary or voluntary liquidation, dissolution or winding up of the Corporation, payment shall be made to the holders of shares of Class C Nonvoting Convertible Preferred Stock in the amounts herein fixed before any payment shall be made or any assets distributed to the holders of the Junior Stock. If upon any liquidation, dissolution or winding up of the Corporation the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Class C Nonvoting Convertible Preferred Stock the full amounts to which they respectively shall be entitled, the holders of such shares shall share pro rata in any such distribution (based on the aggregate amounts payable to the holders of the Class C Nonvoting Convertible Preferred Stock hereunder).

          1.2.2    Liquidation Preference for Class A Nonvoting Convertible Preferred Stock and Class B Voting Convertible Preferred Stock.    After payment in full of the liquidation preference of the Class C Nonvoting Convertible Preferred Stock pursuant to Section D.1.2.1 above of this Article III, in the event of an involuntary or voluntary liquidation, dissolution or winding up of the Corporation at any time, the holders of shares of Class A Nonvoting Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, if any, an amount equal to $1,000 per share (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes to the Class A Nonvoting Convertible Preferred Stock hereafter effected), plus an amount equal to dividends unpaid and accumulated or accrued thereon, if any, and the holders of shares of Class B Voting Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation an amount equal to $800 per share (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes to the Class B Voting Convertible Preferred Stock hereafter effected), plus an amount equal to dividends unpaid and accumulated or accrued thereon, if any. In the event of an involuntary or voluntary liquidation, dissolution or winding up of the Corporation, payment shall be made to the holders of shares of Class A Nonvoting Convertible Preferred Stock and

  Class B Voting Convertible Preferred Stock in the amounts herein fixed before any payment shall be made or any assets distributed to the holders of the Common Stock or any other class of shares of the Corporation ranking junior to the Class A Nonvoting Convertible Preferred Stock or Class B Voting Convertible Preferred Stock with respect to payment upon any dissolution, liquidation or winding up of the Corporation. If upon any liquidation, dissolution or winding up of the Corporation the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Class A Nonvoting Convertible Preferred Stock and Class B Voting Convertible Preferred Stock the full amounts to which they respectively shall be entitled, the holders of such shares shall share pro rata in any such distribution (based on the aggregate amounts payable to the holders of the Class A Nonvoting Convertible Preferred Stock and Class B Voting Convertible Preferred Stock hereunder).

          1.2.3    Deemed Liquidation.    At any time, in the event of the merger of the Corporation into or with another corporation or any other entity or the merger of any other corporation or any other entity into or with the Corporation or a plan of exchange between the Corporation and any other corporation or other entity (in which merger or plan of exchange any stockholders of the Corporation receive distributions of cash or securities or other property), or the sale, transfer or other disposition of all or substantially all of the assets of the Corporation, then, subject to the provisions of this paragraph, such transaction shall be deemed, solely for purposes of determining the amounts to be received by the holders of the Preferred Stock in such merger, plan of exchange, sale, transfer or other disposition, and for purposes of determining the priority of receipt of such amounts as between the holders of the classes of Preferred Stock and the holders of the Common Stock, to be a liquidation, dissolution or winding up of the Corporation if each of (x) the holders of a majority of the outstanding shares of Class A Nonvoting Convertible Preferred Stock and Class B Voting Convertible Preferred Stock, voting together as a single class, and (y) the holders of a majority of the outstanding shares of Class C Nonvoting Convertible Preferred Stock, voting as a separate class, so elect by giving written notice thereof to the Corporation at least two days before the effective date of such transaction. If no such notice is given, the provisions of Section D.1.3.7 below of this Article III shall apply. The Corporation shall give each holder of record of Preferred Stock written notice of such impending transaction not later than 14 days prior to the shareholders' meeting of the Corporation called to approve such transaction, or 14 days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the transaction and of this Section D.1.2 of this Article III (including, without limiting the generality of the foregoing, a description of the value of the consideration, if any, being offered to the holders of the Preferred Stock in the transaction and the amount to which such holders would be entitled if such transaction were (as described above) to be deemed to be a liquidation, dissolution or winding up of the Corporation), and the Corporation shall thereafter give such holders prompt notice of any material changes to such terms and conditions. The transaction shall in no event take place sooner than 14 days after the mailing by the Corporation of the first notice provided for herein or sooner than ten days after the mailing by the Corporation of any notice of material changes provided for herein; provided, however, that such periods may be reduced upon the written consent of (x) in the case of the Class A Nonvoting Convertible Preferred Stock and the Class B Voting Convertible Preferred Stock, the holders of a majority of the Class A Nonvoting Convertible Preferred Stock and the Class B Voting Convertible Preferred Stock, voting together as a single class, or (y) in the case of the Class C Nonvoting Convertible Preferred Stock, the holders of a majority of the shares of Class C Nonvoting Convertible Preferred Stock, voting as a separate class.

          Nothing hereinabove set forth shall affect in any way the right of each holder of shares of Preferred Stock to convert such shares at any time and from time to time in accordance with Section D.1.3 below of this Article III.

        1.3    Conversion Right; Conversion Price.    At the option of the holders thereof, the shares of Preferred Stock shall be convertible, at the office of the Corporation (or at such other office or offices, if any, as the Board of Directors may designate), into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Class A Voting Common Stock of the Corporation, at the applicable Conversion Price (as defined below), determined as hereinafter provided and as in effect at the time of conversion, as follows:

          (a)   each share of Class A Nonvoting Convertible Preferred Stock shall be converted into a number of shares of Class A Voting Common Stock determined by dividing (i) $1,000 by (ii) the Class A Preferred Stock Conversion Price (as defined below, and initially $893.70 per share) (i.e., at an initial conversion rate of 1.11894 shares of Class A Voting Common Stock for each share of Class A Nonvoting Convertible Preferred Stock);

          (b)   each share of Class B Voting Convertible Preferred Stock shall be converted into a number of shares of Class A Voting Common Stock determined by dividing (i) $800 by (ii) the Class B Preferred Stock Conversion Price (as defined below, and initially $800 per share) (i.e., at an initial conversion rate of one share of Class A Voting Common Stock for each share of Class B Voting Convertible Preferred Stock); and

          (c)   each share of Class C Nonvoting Convertible Preferred Stock shall be converted into a number of shares of Class A Voting Common Stock determined by dividing (i) $464.33, by (ii) the Conversion Price (as defined below, and initially $464.33 per share) (i.e., at an initial conversion rate of one share of Class A Voting Common Stock for each share of Class C Nonvoting Convertible Preferred Stock);

provided, however, that the amounts in subparagraphs (a)(i) above ($1,000), (b)(i) above ($800) and (c)(i) above ($464.33) shall be appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations, and similar changes to the Class A Nonvoting Convertible Preferred Stock (in the case of subparagraph (a)(i) above), the Class B Voting

Convertible Preferred Stock (in the case of subparagraph (b)(i) above) and the Class C Nonvoting Convertible Preferred Stock (in the case of subparagraph (c)(i) above).

        For purposes of these Articles of Incorporation, the following definitions shall apply:

          "Class A Preferred Stock Conversion Price" means $893.70 per share, subject to adjustment from time to time as hereinafter provided in this Section D.1.3 of this Article III.

          "Class B Preferred Stock Conversion Price" means $800 per share, subject to adjustment from time to time as hereinafter provided in this Section D.1.3 of this Article III.

          "Class C Preferred Stock Conversion Price" means $464.33 per share, subject to adjustment from time to time as hereinafter provided in this Section D.1.3 of this Article III.

          "Conversion Price" means the Class A Preferred Stock Conversion Price, the Class B Preferred Stock Conversion Price and/or the Class C Preferred Stock Conversion Price, as applicable.

        The following provisions shall govern such right of conversion:

          1.3.1    Mechanics of Conversion.    In order to convert shares of Preferred Stock into shares of Class A Voting Common Stock of the Corporation, the holder thereof shall surrender at any office hereinabove mentioned the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at such office that such holder elects to convert such shares. Shares of Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion as herein provided, and the person entitled to receive the shares of Class A Voting Common Stock of the Corporation issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Voting Common Stock at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and deliver or cause to be issued and delivered at such office a certificate or certificates for the number of shares of Class A Voting Common Stock of the Corporation issuable upon such conversion.

          1.3.2    Conversion Price Adjustment.    The Conversion Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Conversion Price each holder of shares of Preferred Stock shall thereafter be entitled to receive the number of shares of Class A Voting Common Stock of the Corporation obtained by multiplying the applicable Conversion Price in effect immediately prior to such adjustment by the number of shares issuable pursuant to conversion immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such adjustment.

          1.3.3    Common Stock Issued at Less than Conversion Price Prior to January 31, 2004; Adjustment to Class C Preferred Stock Conversion Price.    Except for Permitted Option Issuances (as defined below), if and whenever prior to January 31, 2004, the Corporation shall issue or sell any shares of its Common Stock for a consideration per share less than the Class C Preferred Stock Conversion Price in effect immediately prior to the time of such issuance or sale, then, forthwith upon such issuance or sale, the Class C Preferred Stock Conversion Price shall be reduced to such lesser price. For purposes of this Section D.1.3.3, "Permitted Option Issuances" shall mean (i) options to purchase shares of Common Stock and the issuances of awards of Common Stock to the Corporation's employees, directors and consultants as approved by the Board of Directors of the Corporation, and (ii) shares of Common Stock issued upon exercise of such options granted as approved by the Corporation's Board of Directors.

          For the purposes of this Section D.1.3.3 of this Article III, the following provisions (i) to (v), inclusive, shall also be applicable:

            (i)    Issuance of Purchase and Subscription Rights for Common Stock or Convertible Securities.    In case at any time the Corporation shall grant (whether directly or by assumption in a merger, plan of exchange or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, (a) Common Stock or (b) any obligations or any shares of stock of the Corporation that are convertible into, or exchangeable for, Common Stock (any of such obligations or shares of stock being hereinafter called "Convertible Securities"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such rights or options, plus, in the case of such rights or options that relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Class C Preferred Stock Conversion Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to have been issued for such price per share. Except as provided in Section D.1.3.6 below, no further adjustments of the Class C Preferred Stock Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

            (ii)    Issuance of Convertible Securities.    In case the Corporation shall issue or sell (whether directly or by assumption in a merger, plan of exchange or otherwise) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Class C Preferred Stock Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that (a) except as provided in Section D.1.3.6 below, no further adjustments of the Class C Preferred Stock Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of Class C Preferred Stock Conversion Price have been or are to be made pursuant to other provisions of this Section D.1.3.3, no further adjustment of the Class C Preferred Stock Conversion Price shall be made by reason of such issuance or sale.

            (iii)    Valuing the Consideration Received for Issued Securities.    In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Corporation, without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase such Common Stock or

    Convertible Securities shall be issued in connection with any merger or plan of exchange in which the Corporation is the surviving entity, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of Directors of the Corporation of such portion of the assets and business of the non-surviving corporation(s) or other entity(ies) as such Board shall determine to be attributable to such Common Stock, Convertible Securities, rights or options, as the case may be. In the event of any merger of the Corporation in which the Corporation is not the surviving entity, or plan of exchange in which the Corporation is not the surviving entity or in the event of any sale of all or substantially all of the assets of the Corporation for stock or other securities of any other corporation or other entity, the Corporation shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation or other entity computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation or other entity, and if any such calculation results in adjustment of the Class C Preferred Stock Conversion Price, the determination of the number of shares of Common Stock issuable upon conversion immediately prior to such merger, plan of exchange or sale, for purposes of Section D.1.3.7 below, shall be made after giving effect to such adjustment of the Class C Preferred Stock Conversion Price.

            (iv)    Record Date; Issue or Sale Date.    In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities, or (ii) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such rights of subscription or purchase, as the case may be.

          1.3.4    Stock Dividends and Certain Other Dividends and Distributions.    In case the Corporation shall (i) declare a dividend upon the Common Stock payable in Common Stock (other than a dividend declared to effect a subdivision of the outstanding shares of Common Stock, as described in Section D.1.3.5 below of this Article III) or Convertible Securities, or in any rights or options to purchase Common Stock or Convertible Securities, or (ii) declare any other dividend or make any other distribution upon the Common Stock payable otherwise than out of earnings or earned surplus, then thereafter each holder of shares of Preferred Stock upon the conversion thereof will be entitled to receive the number of shares of Common Stock into which such shares of Preferred Stock have been converted, and, in addition and without payment therefor, each dividend described in clause (i) above and each dividend or distribution described in clause (ii) above which such holder would have received by way of dividends or distributions if continuously since such holder became the record holder of such shares of Preferred Stock such holder (i) had been the record holder of the number of shares of Common Stock then received, and (ii) had retained all dividends or distributions in stock or securities (including Common Stock or Convertible Securities, and any rights or options to purchase any Common Stock or Convertible Securities) payable in respect of such Common Stock or in respect of any stock or securities paid as dividends or distributions and originating directly or indirectly from such Common Stock. For the purposes of the foregoing a dividend or distribution other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend or distribution as determined by the Board of Directors of the Corporation.

          1.3.5    Stock Subdivisions or Combinations.    In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          1.3.6    Effect of Subsequent Changes to Purchase Price for Purchase and Subscription Rights or to Additional Consideration for Convertible Securities.    If (x) the purchase price provided for in any right or option referred to in subparagraph (i) of Section D.1.3.3 above of this Article III, or (y) the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in subparagraph (i) or subparagraph (ii) of Section D.1.3.3 above of this Article III, or (z) the rate at which any Convertible Securities referred to in subparagraph (i) or subparagraph (ii) of Section D.1.3.3 above of this Article III are convertible into or exchangeable for Common Stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Class C Preferred Stock Conversion Price then in effect hereunder shall forthwith be increased or decreased to such Class C Preferred Stock Conversion Price as would have obtained had the adjustments made upon the issuance of such rights, options or Convertible Securities been made upon the basis of (a) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (b) the issuance at the time of such change of any such options, rights, or Convertible Securities then still outstanding for the consideration, if any, received by the Corporation therefor and to be received on the basis of such changed price; and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Class C Preferred Stock Conversion Price then in effect hereunder shall forthwith be increased to such Class C Preferred Stock Conversion Price as would have obtained had the adjustments made upon the issuance of such rights or options or Convertible Securities been made upon the basis of the issuance of the shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities. If the purchase price provided for in any right or option referred to in subparagraph (i) of Section D.1.3.3 above of this Article III, or the rate at which any Convertible Securities referred to in subparagraph (i) or subparagraph (ii) of Section D.1.3.3 above of this Article III are convertible into or exchangeable for Common Stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Security, the Class C Preferred Stock Conversion Price then in effect hereunder shall forthwith be decreased to such Class C Preferred Stock Conversion Price as would have obtained had the adjustments made upon the issuance of such right, option or Convertible Security been made upon the basis of the issuance of (and the total consideration received for) the shares of Common Stock delivered as aforesaid.

          1.3.7    Reorganization, Reclassification, Merger, Plan of Exchange or Sale of Assets.    If any capital reorganization or reclassification of the capital stock of the Corporation, or merger of the Corporation with another corporation or any other entity, or plan of exchange, or the sale of all or substantially all of its assets to another corporation or other entity shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, merger, plan of exchange or sale, and subject to Section D.1.2 above of this Article III, lawful and adequate provision shall be made whereby the holders of Preferred Stock shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock of the Corporation immediately theretofore receivable upon the conversion of Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore receivable upon the conversion of Preferred Stock had such reorganization, reclassification, merger, plan of exchange or sale not taken place, plus all dividends unpaid and accumulated or accrued thereon to the date of such reorganization, reclassification, consolidation, merger, plan of exchange or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of the holders of Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price and of the number of shares receivable upon the conversion of Preferred Stock) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of Preferred Stock. The Corporation shall not effect any such merger, plan of exchange or sale unless prior to the consummation thereof the successor corporation or other entity (if other than the Corporation) resulting from such merger, plan of exchange or the corporation or other entity purchasing such assets shall assume by written instrument executed and mailed to the registered holders of Preferred Stock, at the last addresses of such holders appearing on the books of the Corporation, the obligation to deliver to such holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive.

          1.3.8    Notice of Conversion—Price Adjustment to Holders of Preferred Stock.    Upon any adjustment of the Conversion Price, then and in each case the Corporation shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holders of Preferred Stock, at the addresses of such holders as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversion of Preferred Stock, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          1.3.9    Notice of Certain Actions to Holders of Preferred Stock.    In case at any time:

              (i)  the Corporation shall declare any cash dividend on its Common Stock at a rate in excess of the rate of the last cash dividend theretofore paid;

             (ii)  the Corporation shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

            (iii)  the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

            (iv)  there shall be any capital reorganization, or reclassification of the capital stock of the Corporation, or merger of the Corporation with, plan of exchange or sale of all or substantially all of its assets to, another corporation or other entity; or

             (v)  there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

    then, in any one or more of said cases, the Corporation shall give written notice, by first-class mail, postage prepaid, addressed to the registered holders of Preferred Stock at the addresses of such holders as shown on the books of the Corporation, of the date on which (a) the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights, or (b) such reorganization, reclassification, merger, plan of exchange, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, plan of exchange, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Corporation's transfer books are closed in respect thereto.

          1.3.10    Other Appropriate Adjustments to Protect Holders of Preferred Stock.    If any event occurs as to which in the opinion of the Board of Directors of the Corporation the other provisions of this Section D.1.3 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid.

          1.3.11    Common Stock Definitions.    As used in this Section D.1.3 of this Article III, the term "Common Stock" shall mean and include the Corporation's presently authorized Common Stock and shall also include any capital stock of any class of the Corporation hereafter authorized that shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares receivable pursuant to conversion of shares of Preferred Stock shall include shares designated as Common Stock of the Corporation as of the date of issuance of such shares of Preferred Stock, or, in case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in Section D.1.3.7 above of this Article III.

          1.3.12    Fractional Shares.    No fractional shares of Class A Voting Common Stock shall be issued upon conversion, but, instead of any fraction of a share that would otherwise be issuable, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Class A Voting Common Stock as of the close of business on the day of conversion. "Market price" shall mean if the Class A Voting Common Stock is traded on a securities exchange or on the NASDAQ National Market System, the closing price of the Class A Voting Common Stock on such exchange or the NASDAQ National Market System, or, if the Class A Voting Common Stock is otherwise traded in the over-the-counter market, the closing bid price, in each case averaged over a period of 20 consecutive business days prior to the date as of which "market price" is being determined. If at any time the Class A Voting Common Stock is not traded on an exchange or the NASDAQ National Market System, or otherwise traded in the over-the-counter market, the "market price" shall be deemed to be the fair value thereof determined in good faith by the Board of Directors of the Corporation as of a date that is within 15 days of the date as of which the determination is to be made.

        1.4    Mandatory Conversion.

          1.4.1    Class A Nonvoting Convertible Preferred Stock and Class B Voting Convertible Preferred Stock.    The Class A Nonvoting Convertible Preferred Stock and Class B Voting Convertible Preferred Stock shall automatically be converted into shares of Class A

  Voting Common Stock of the Corporation, without any act by the Corporation or the holders of the Class A Nonvoting Convertible Preferred Stock and Class B Voting Convertible Preferred Stock, concurrently with the closing of the first public offering by the Corporation of shares of Class A Voting Common Stock of the Corporation registered under the Securities Act of 1933, as amended, in which (x) the aggregate public offering price of the securities sold for cash by the Corporation in the offering is at least $30,000,000, or such lower amount as may be approved by the holders of at least 75% of the shares of Class A Nonvoting Convertible Preferred Stock and Class B Voting Convertible Preferred Stock then outstanding, voting together as a single class, (y) the offering is underwritten on a firm-commitment basis by an underwriter, or a group of underwriters represented by an underwriter or underwriters, that is a member of the New York Stock Exchange, unless this requirement is waived by the holders of at least 75% of the shares of Class A Nonvoting Convertible Preferred Stock and Class B Voting Convertible Preferred Stock then outstanding, voting together as a single class, and (z) the public offering price per share of Class A Voting Common Stock is at least $10 (as adjusted from time to time to reflect stock splits, dividends, recapitalizations, combinations or the like), or such lower amount as may be approved by the holders of at least 75% of the shares of Class A Nonvoting Convertible Preferred Stock and Class B Voting Convertible Preferred Stock then outstanding, voting together as a single class (any such public offering meeting the requirements set forth in this Section D.1.4.1 of this Article III, being referred to in these Articles of Incorporation as a "Qualified Public Offering").

          1.4.2    Class C Nonvoting Convertible Preferred Stock.    The Class C Nonvoting Convertible Preferred Stock shall automatically be converted into shares of Class A Voting Common Stock of the Corporation, without any act by the Corporation or the holders of the Class C Nonvoting Convertible Preferred Stock, concurrently with the closing of the first public offering by the Corporation of shares of Class A Voting Common Stock of the Corporation registered under the Securities Act of 1933, as amended, in which (x) the aggregate public offering price of the securities sold for cash by the Corporation in the offering is at least $50,000,000, or such lower amount as may be approved by the holders of at least a majority of the shares of Class C Nonvoting Convertible Preferred Stock then outstanding, voting as a separate class, (y) the offering is underwritten on a firm-commitment basis by an underwriter, or a group of underwriters represented by an underwriter or underwriters, that is a member of the New York Stock Exchange, unless this requirement is waived by the holders of at least a majority of the shares of Class C Nonvoting Convertible Preferred Stock then outstanding, voting as a separate class, and (z) the public offering price per share of Class A Voting Common Stock is at least $10 (as adjusted from time to time to reflect stock splits, dividends, recapitalizations, combinations or the like), or such lower amount as may be approved by the holders of at least a majority of the shares of Class C Nonvoting Convertible Preferred Stock then outstanding, voting as a separate class.

          1.4.3    Definitions; Mechanics of Conversion.    As used in Section D.1.4.1 and Section D.1.4.2 of this Article III, (x) the term "closing" shall mean the delivery by the Corporation to the underwriters of certificates representing the shares of Class A Voting Common Stock of the Corporation offered to the public against delivery to the Corporation by such underwriters of payment therefor, and (y) the term "firm-commitment basis" with respect to the underwriting of the applicable public offering shall mean a commitment pursuant to a written underwriting agreement under which the nature of the underwriters' commitment is such that all securities will be purchased by such underwriters if any securities are purchased by such underwriters. Each holder of a share of Preferred Stock converted pursuant to Section D.1.4.1 or Section D.1.4.2 of this Article III shall receive the full number of shares of Class A Voting Common Stock into which such share of Preferred Stock held by such holder could be converted if such holder had exercised its conversion right at the time of closing of such public offering. Upon such conversion, each holder of a share of Preferred Stock so converted shall immediately surrender the certificate representing such share in exchange for appropriate stock certificates representing a share or shares of Class A Voting Common Stock of the Corporation. Until the surrender of a certificate representing shares of Preferred Stock so converted, such certificates shall represent, from and after the conversion of such shares of Preferred Stock, the shares of Class A Voting Common Stock of the Corporation into which they were converted.

        1.5    Reservation of Shares.    So long as any shares of Preferred Stock remain outstanding, the Corporation shall reserve at all times, free from preemptive rights, out of its authorized but unissued shares of Class A Voting Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, sufficient shares of Class A Voting Common Stock to provide for the conversion of all outstanding shares of Preferred Stock.

        1.6    Valid Issuance.    All shares of Class A Voting Common Stock that may be issued upon conversion of the shares of Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action that will cause a contrary result (including, without limitation, any action that would cause the Conversion Price to be less than the par value, if any, of Class A Voting Common Stock).

        ARTICLE IV:    The name and address of the incorporator of the Corporation is as follows:

Jonathan R. Zimmerman
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402

        ARTICLE V:    No shareholder of the Corporation shall have any cumulative voting rights.

        ARTICLE VI:    No shareholder of the Corporation shall have any preemptive rights by virtue of Section 302A.413 of the Minnesota Statutes (or any similar provisions of future law) to subscribe for, purchase or acquire (i) any shares of the Corporation of any class or series, whether unissued or now or hereafter authorized, or (ii) any obligations or other securities convertible into or exchangeable for (or that carry any other right to acquire) any such shares, securities or obligations, or (iii) any other rights to purchase any such shares, securities or obligations. The Corporation shall have the power, however, in its discretion to grant such rights by agreement or other instrument to any person or persons (whether or not they are shareholders).

        ARTICLE VII:    The names of the first directors of the Corporation are as follows:

Name	Mailing Address
Donovan A. Erickson	4567 American Boulevard West Bloomington, Minnesota 55437
Gerald A. Erickson	4567 American Boulevard West Bloomington, Minnesota 55437
Neal D. Erickson	4567 American Boulevard West Bloomington, Minnesota 55437
Richard A. Erickson	4567 American Boulevard West Bloomington, Minnesota 55437
Ronald A. Erickson	4567 American Boulevard West Bloomington, Minnesota 55437
Marjorie J. Pihl	4567 American Boulevard West Bloomington, Minnesota 55437

        ARTICLE VIII:    Any action required or permitted to be taken at a meeting of the Board of Directors of the Corporation not needing approval by the shareholders under Minnesota Statutes, Chapter 302A, may be taken by written action signed by the number of directors that would be required to take such action at a meeting of the Board of Directors at which all directors are present.

        ARTICLE IX:    No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article IX shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 302A.559 or 80A.23 of the Minnesota Statutes, (iv) for any transaction from which the director derived an improper personal benefit or (v) for any act or omission occurring prior to the effective date of this Article IX. No amendment to or repeal of this Article IX shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

        IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of January, 2004.

/s/ JONATHAN R. ZIMMERMAN Jonathan R. Zimmerman, Incorporator

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  Exhibit 3.1
ARTICLES OF INCORPORATION OF GANDER MOUNTAIN COMPANY